Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 14, 1997 included in Amendment No. 1 to the Registration Statement (Form S-1 dated on or about December 3, 1997) and related Prospectus of Network Imaging Corporation for the registration of 2,150,000 shares of its Common Stock.



Vienna, Virginia
December 3, 1997                             /S/ Ernst & Young LLP